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                                                                    EXHIBIT 13.2



               TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

                                  Certification

     Pursuant to 18 U.S.C. Section 1350, the undersigned, Lora Ho, Vice President and Chief Financial Officer of Taiwan Semiconductor Manufacturing Company Limited (the "Company"), hereby certifies, to her knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 15, 2008

                                            By:/s/ Lora Ho
                                               ---------------------------------
                                               Name:  Lora Ho
                                               Title: Vice President and
                                                      Chief Financial Officer


     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.